Exhibit 10.1 FORM OF CHANGE IN CONTROL AGREEMENT This Change in Control Agreement (the “Agreement”) is entered into as of [ ] (the “Effective Date”), by and between Five Star Bank, a California commercial bank (the “Bank”) and [ ] (the “Executive”). The Bank and the Executive are collectively referred to herein as “Parties.” RECITALS A. The Executive serves as an executive of the Bank and is considered a key corporate officer of the Bank and/or Five Star Bancorp (“Five Star”). B. The Board of Directors of Five Star (the “Board”) has determined that it is in the best interests of shareholders to promote stability among key officers and employees, particularly during the period leading up to and after any event by which another entity would acquire effective control of Five Star. In consideration of the mutual covenants, promises and conditions set forth herein, the Bank and the Executive agree as follows: Article 1. Definitions 1.1 Certain Definitions. As used in this Agreement: a) “Bank Group” means the Bank, Five Star, and Five Star’s other subsidiaries. b) “Base Salary” means the Executive’s annual base salary as in effect at any particular time. c) “Cause” means any of the following: i) the Executive’s willful failure to perform the Executive’s material duties (other than any such failure resulting from incapacity due to physical or mental illness); ii) the Executive’s engagement in dishonesty, illegal conduct or misconduct, which, in each case, is materially injurious to the financial interests or reputation of the Bank Group or is reasonably determined by Bank Group to pose a substantial risk of such material injury; iii) the Executive’s embezzlement, misappropriation or fraud, whether or not related to the Executive’s employment with the Bank; iv) the Executive’s commission of, plea of guilty, nolo contendere, or plea in abeyance to, or acceptance of a deferred adjudication or probated sentence with respect to, a crime that constitutes a felony

(or state law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude; v) the Executive’s willful violation of a material policy or code of conduct of the Bank Group, including without limitation its Insider Trading Policy or Code of Ethics or any policy with respect to discrimination, sexual harassment, or sexual abuse; or vi) the Executive’s material breach of any material obligation under any written agreement between the Executive and the Bank Group, including, but not limited to any restrictive covenant agreement. d) “Code” means the Internal Revenue Code of 1986, as amended. e) “Change in Control” means the earliest to occur of the following events, but only to the extent such event constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of Five Star as those terms are defined under Treas. Reg. § 1.409A-3(i)(5): i) an individual, entity or group (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) (excluding any employee benefit plan or trust maintained by Five Star or its affiliates) acquires ownership of fifty percent (50%) or more of the total fair market value or total voting power of Five Star’s then outstanding voting securities; ii) during any twelve-month period, individuals who constitute the Board at the beginning of the twelve-month period cease for any reason to constitute at least a majority of the Board; provided that for purposes of this clause (ii), each member of the Board (a “Director”) who is first elected by the Board (or first nominated by the Board for election by the stockholders) by a vote of at least a majority of the Directors who were Directors at the beginning of the twelve-month period shall be deemed to have also been a Director at the beginning of such period; or iii) a person or a group acquires, during any twelve-month period, assets of Five Star having a total gross fair market value equal to more than forty percent of the total gross fair market value of all of Five Star’s assets. For the purposes of this clause (iii), a transfer of assets by Five Star is not treated as a Change in Control if the assets are transferred to (1) an entity that is controlled by the shareholders of Five Star immediately after the transfer, or (2) an entity, fifty percent or more of the total value or voting power of which is owned, directly or indirectly, by Five Star. f) “Disability” has the meaning set forth in Section 22(e)(3) of the Code.

g) “Good Reason” means the occurrence of any of the following without the Executive’s written consent: i) a material reduction in the Executive’s Base Salary (other than an across-the-board reduction similarly affecting all or substantially all similarly-situated employees of the Bank Group); ii) a relocation of the Executive’s principal place of employment as of immediately prior to the Qualifying Change in Control by more than fifty (50) miles; or iii) a material diminution in the Executive’s title or the nature or scope of the Executive’s duties and responsibilities (other than a temporary diminution by reason of the Executive’s physical or mental incapacity or an administrative leave for the purpose of investigating whether a Cause event has occurred). The Executive cannot terminate the Executive’s employment for Good Reason unless the Executive provides written notice to the Bank of the event or circumstance constituting Good Reason within sixty (60) days of the initial existence of such event or circumstance, the Bank fails to cure such event or circumstance within thirty (30) days after receipt of such written notice, and the Executive terminates the Executive’s employment within one hundred twenty (120) days after the first occurrence of the applicable event or circumstances. f) “Qualifying Change in Control” means a Change in Control that occurs after the Effective Date on or before December 31, 2028. Article 2. Payments and Benefits Upon a Qualifying Change in Control 2.1 Accrued Payments and Benefits. In the event the Executive’s employment with the Bank terminates for any reason, the Executive shall be entitled to the Executive’s Base Salary through the effective date of termination (the “Termination Date”), reimbursement for reasonable business expenses incurred through the Termination Date in accordance with the Bank’s policies, and benefits accrued and vested as of the Termination Date under the employee benefits plans in which the Executive participates in accordance with the terms of such plans. 2.2 Qualifying Change in Control Payments and Benefits. a) If during the Executive’s employment the Bank experiences a Qualifying Change in Control, and as of or within one year after the date the Qualifying Change in Control occurs (i) the Executive’s employment is terminated other than for Cause, death or Disability or (ii) the Executive resigns for Good Reason (each occurring during such period, a “Qualifying Termination”), then in addition to the payments and benefits set forth in Section 2.1 and subject to the requirements set forth in Section 2.2b) the Executive shall receive a “Severance Payment” equal to the sum of twelve (12) months of Base Salary and the most recently paid annual cash bonus received by the Executive. In addition, if any Five Star equity incentive awards held by the Executive are continued, assumed, substituted, or replaced in the Qualifying Change in Control (such continued, assumed, substitute or replacement awards, the “Continuing Equity Awards”) and remaining outstanding as of the Termination Date, such Continuing Equity Awards shall become fully vested, with any time- or service-based vesting conditions deemed to be satisfied and (unless otherwise specified in the award agreement) any performance-based vesting conditions deemed to be satisfied at their target achievement levels. Subject to the other provisions set forth herein, the Severance Payment shall be paid in lump sum within seventy (70) days following the Qualifying Termination. The Executive shall not be entitled to any other severance or separation payments or benefits under any Bank Group policy, program or arrangement except as may be set forth in an equity award agreement. b) The Executive’s right to the Severance Payment shall be conditioned on the Executive signing and not revoking a customary release of all claims, in a form provided by the Bank, against Bank Group and its affiliates, officers, directors, employees and related parties (the “Release Agreement”) and such Release Agreement becoming effective and irrevocable within sixty (60) days following the Qualifying Termination. c) Golden Parachute Payments. Notwithstanding anything to the contrary in this Agreement or any other agreement, plan or policy, the Bank Group shall have no obligation to provide any change in control payment or benefit or other payment or benefit that is prohibited by or subject to approval under section 359 of Title 12 of the Code of Federal Regulations. 12 C.F.R. § 359 (2011). d) Clawback Policy. Notwithstanding anything to the contrary in this Agreement or any other agreement, plan or policy, all payments and benefits from Bank Group shall be subject to the Five Star Bancorp Compensation Clawback Policy, adopted October 19, 2023, as may be amended from time to time, to the extent set forth therein. e) Effect of Qualifying Change in Control. In the event of a Qualifying Change in Control, this Agreement shall remain in effect and shall be binding on the successors and assigns of Bank. The Bank shall ensure that any successor, acquirer or surviving entity in a Qualifying Change in Control agrees to assume and perform all obligations hereunder. f) Expiration If No Qualifying Change in Control. If a Qualifying Change in Control has not occurred, this Agreement shall expire and be of no more effect as of December 31, 2028. Article 3. Tax Considerations 3.1 Withholding. All payments and benefits shall be subject to applicable taxes and withholding, as required by applicable law or authorized by the Executive. 3.2 Section 409A. The Parties intend that the payments and benefits under this Agreement comply with, or meet an exemption from, Section 409A of the Code, and this Agreement shall be interpreted consistent with this intent; provided, however, that nothing herein shall transfer liability for any tax, including any tax under Section 409A of the Code, from the Executive to the Bank, Five Star, or any other person or entity. Any payment that is subject to Section 409A of the Code and that is contingent on a termination of employment is contingent on a “separation from service” within the meaning of Section 409A of the Code. Each such payment shall be considered to be a separate payment for purposes of Section 409A of the Code. If, upon separation from service, the Executive is a “specified employee” within the meaning of Section 409A, any payment under this Agreement that is subject to Section 409A of the Code, and triggered by a separation service, and would otherwise be paid within six months after the Executive’s separation from service will instead be paid in the seventh month following the Executive’s separation from service (to the extent required by Section 409A(a)(2)(B)(i) of the Code). 3.3 Section 280G “Best Net”. If any payments or benefits to the Executive under this Agreement or otherwise would constitute a “parachute payment” within the meaning of Section 280G of the Code and, but for this Section 3.3, would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the Executive’s payments and benefits shall be reduced to the greatest amount that would not be subject to the Excise Tax if, after taking into account applicable federal, state, local and foreign income and employment taxes, the Excise Tax, and any other applicable taxes, the Executive would retain a greater amount on an after-tax basis following such reduction. Payments and benefits shall be reduced in the following order, in each case, in reverse chronological order: (a) cash payments not subject to Section 409A of the Code; (b) cash payments subject to Section 409A of the Code; (c) equity-based payments and acceleration; and (d) non-cash forms of benefits. Unless the Bank and the Executive otherwise agree in writing, any determination required under this Section 3.3 shall be made by an accounting firm selected by the Bank (the “Accountant”), whose determination shall be conclusive and binding. The Accountant may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Bank and the Executive will furnish to the Accountant such information and documents as the Accountant may reasonably request in order to make a determination under this Section 3.3. The Bank shall bear all costs the Accountant may reasonably incur in connection with such calculations. Article 4. Notices 4.1 Notices. Any notice given hereunder by either Party to the other may be effected either by personal delivery in writing or by mail, registered or certified, postage prepaid, with return receipt requested. Mailed notices shall be addressed to the Parties at the following addresses: If to the Bank or Bank Group: Chairman of the Board Five Star Bank 3100 Zinfandel Dr. #100 Rancho Cordova, CA 95670 If to Executive: at the address in the Bank’s payroll or personnel file Each Party may change his, her, their or its address by written notice in accordance with this section of the Agreement. Notices delivered personally shall be deemed communicated as of the actual date of receipt. Mailed notices shall be deemed communicated no later than three (3) business days after deposit in the United States mail. Alternatively, notices and other communications may be provided in the form and manner of such electronic means as the Bank may permit. Article 5. Miscellaneous Provisions 5.1 Integration. This Agreement supersedes any and all other agreements, either oral or in writing, between the Bank and the Executive with respect to the subject matter hereof. 5.2 Assignment. This Agreement may not be assigned by the Executive, but shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Bank. 5.3 Receipt of Agreement. Each of the Parties acknowledges that they have read this Agreement in its entirety and hereby acknowledges receipt of a fully-executed copy thereof. 5.4 Governing Law/Jurisdiction/Venue. This Agreement shall be governed by and construed under the laws of the State of California, without regard to its conflicts of laws principles. The Parties agree that any action taken to enforce the terms of this Agreement shall come under the jurisdiction of, and be properly heard and adjudicated in the Courts of the State of California and that venue shall be proper in the County of Sacramento. 5.5 Captions and Section Headings. Captions and section headings used herein are for convenience only and are not part of this Agreement and shall not be used in construing it. 5.6 Amendments and Waiver. This Agreement may be amended from time to time only by a writing signed by both Parties. A waiver of any of the terms and conditions hereof shall not be construed as a waiver of any other provision, nor shall any waiver constitute a continuing waiver or commit a Party to providing a waiver in the future. 5.7 Severability. If a court of competent jurisdiction finds any provision in this Agreement to be invalid, illegal, or otherwise unenforceable, that determination will not affect any other provision of this Agreement. The invalid provision will be severed from this Agreement and all remaining provisions will continue to be enforceable by their terms and of full force and effect. 5.8 Interpretation. Any ambiguity in the language, words, phrases, gender identifiers, sentences, or provisions contained herein is not to be interpreted against a Party merely by reason of that Party having drafted, suggested, transcribed, or dictated such provision. In interpreting this Agreement the intentions of the Parties, as expressed in this Agreement, shall be paramount and this Agreement shall be read as a whole document in order to ascertain the intentions of the Parties with respect to any particular word, phrase, sentence, or provision. This Agreement shall not be deemed to have been prepared or drafted by one Party or another, and shall be construed accordingly. 5.9 Rights and Remedies. No right, power or remedy conferred upon a party in this Agreement shall be exclusive, and each such right, power and remedy shall be cumulative and in addition to every other right, power, or remedy, whether conferred in this Agreement or any other agreement, or now or hereafter available at law or in equity or by statute or otherwise.

5.10 Third-party Beneficiary. This Agreement has been made by, and is made solely for the benefit of the Executive, Bank Group and Bank Group’s successors and assigns. Nothing in this Agreement is intended to confer any rights or remedies under or because of this Agreement on any persons or entities other than the Parties to it and Bank Group’s successors and assigns. 5.11 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument. The Parties agree that a signed copy of this Agreement transmitted by one Party to the other by facsimile transmission shall be binding upon the sending Party to the same extent as a signed original of this Agreement. [Remainder of the page left blank]

This Agreement is entered into by and between the Parties to be effective as of the above written Effective Date. Dated: [Executive Name] Dated: FIVE STAR BANK By: Name: Title: